LETTER TO SHAREHOLDERS December 8, 2022 Q3 Fiscal 2022

Chewy, Inc. | Q3 Fiscal 2022 Letter to Shareholders 2 Our mission To be the most trusted and convenient destination for pet parents and partners everywhere.

Chewy, Inc. | Q3 Fiscal 2022 Letter to Shareholders 3 $2.53 $477 +14.5% YoY +13.8% YoY +107.2% YoY +$64.4 million YoY +250 bps YoY 28.4% $2.3 million $70.4 million 2.8% 20.5 billion FINANCIAL & OPERATING DATA million Net Sales Net Sales Per Active Customer (4) Net Income (1) Adjusted EBITDA (2) Adjusted EBITDA Margin (2) +0.6% YoY Active Customers (3) Gross Margin +200 bps YoY Q3 Fiscal 2022 Highlights Q3 2021 Q3 2022 +160 bps YoY 0.1% Net Margin (6) 10/30/2022 10/31/2021 % Change 10/30/2022 10/31/2021 % Change $ 2,532,122 $ 2,212,161 14.5% $ 7,391,460 $ 6,502,375 13.7% $ 2,311 $ (32,241) 107.2% $ 43,128 $ (10,208) n/m 0.1% (1.5)% 0.6% (0.2)% $ 70,399 $ 6,046 n/m $ 213,970 $ 106,672 100.6% 2.8% 0.3% 2.9% 1.6% $ 117,415 $ 74,255 58.1% $ 249,020 $ 257,706 (3.4)% $ 69,786 $ 2,255 n/m $ 77,179 $ 121,992 (36.7)% 20,524 20,407 0.6% 20,524 20,407 0.6% $ 477 $ 419 13.8% $ 477 $ 419 13.8% $ 1,855,979 $ 1,561,638 18.8% $ 5,386,243 $ 4,555,822 18.2% 73.3% 70.6% 72.9% 70.1% (1) (2) (3) (4) (5) (6) We define active customers as the total number of customers who have ordered a product or service, and for whom a product has shipped or for whom a service has been provided, at least once during the preceding 364-day period. We define net sales per active customer as the aggregate net sales for the preceding four fiscal quarters, divided by the total number of active customers at the end of that fiscal quarter. We define Autoship customers as customers in a given fiscal quarter for whom an order has shipped through our Autoship subscription program during the preceding 364-day period. We define Autoship customer sales as a percentage of net sales as the Autoship customer sales in a given reporting period divided by the net sales from all orders in that period. We define net margin as net income (loss) divided by net sales and adjusted EBITDA margin as adjusted EBITDA divided by net sales. Adjusted EBITDA, adjusted EBITDA margin, and free cash flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non- GAAP financial measures and a reconciliation to the most comparable GAAP measures. Free cash flow (2) Active customers (3) Net sales per active customer (4) Autoship customer sales (5) Autoship customer sales as a percentage of net sales (5) Adjusted EBITDA (2) Adjusted EBITDA margin (2)(6) Net cash provided by operating activities 39 Weeks Ended Includes share-based compensation expense, including related taxes, of $46.1 million and $113.0 million for the thirteen and thirty-nine weeks ended October 30, 2022, respectively, compared to $19.1 million and $69.5 million for the thirteen and thirty-nine weeks ended October 31, 2021, respectively. (in thousands, except net sales per active customer and percentages) 13 Weeks Ended Net sales Net income (loss) (1) Net margin (6)

Chewy, Inc. | Q3 Fiscal 2022 Letter to Shareholders 4 We are pleased to share our results for the third quarter ended October 30, 2022. We delivered double- digit top-line growth and expanded our gross and adjusted EBITDA margin. Customer engagement remains high as Net Sales per Active Customer, or NSPAC, reached a new record of $477. Third-Quarter Financial Highlights: • Net sales of $2.53 billion, an improvement of 14.5 percent year over year • Gross margin expanded 200 basis points year over year to 28.4 percent • Net income of $2.3 million, including share-based compensation expense of $46.1 million and net margin expanded 160 basis points to 0.1 percent • Adjusted EBITDA was $70.4 million and adjusted EBITDA margin expanded 250 basis points to 2.8 percent Chewy’s mission is to be the most trusted and convenient destination for pet parents and partners everywhere. We believe we are positively transforming the industry with a superior value proposition that keeps our customers at the center of everything we do, from our high-touch customer service and broad assortment of brands, to delivering on the core e-commerce tenets of speed and convenience. We are maniacally focused on providing a truly unique and personalized shopping experience that builds trust, supports brand loyalty, and drives repeat purchasing. Dear Shareholder,

Chewy, Inc. | Q3 Fiscal 2022 Letter to Shareholders 5 Q3 Fiscal 2022 Business Highlights Building on the momentum we reported in the second quarter, Chewy’s third quarter results showed accelerating double-digit topline growth, a sequential increase in active customers, sustained gross margin expansion, and solid free cash flow generation. The operating environment remains dynamic and evolving. What doesn’t change is how much pet parents value the enduring companionship of their pets, and it is this emotional bond that sustains the pet category though all phases of the economic cycle. Chewy’s compelling value proposition backed by low prices, personalized service, and delivery convenience across a broad selection of products continues to resonate with our customers. This enables us to build the long-term trust that, in our view, allows us to outgrow our competitors and take market share. Concurrently and unequivocally, our team’s relentless focus on execution and operational excellence allows us to take this growing market share and transform it into incrementally higher profitability and growing free cash flow. Resilient Non-Discretionary Demand + Growing Share of Wallet = Market Share Gains Strong demand, especially across the non-discretionary categories that collectively represented over 83 percent of our net sales, provided a solid foundation for our third quarter growth. The resilience of the underlying demand in these categories, coupled with our ability to grow customer share of wallet, again enabled Chewy to outperform broader industry trends and take incremental market share. Third quarter net sales were $2.53 billion, a year-over-year increase of 14.5 percent and a sequential acceleration from 12.8 percent growth in the second quarter. Our topline results were anchored by the predictable nature of our Autoship customer sales, which grew 18.8 percent to 73.3 percent of net sales, and by rising customer engagement, as measured NSPAC, which grew 13.8 percent to $477. Driving Margin Expansion and Profitability Third quarter gross margin expanded 200 basis points year over year, to 28.4 percent. Approximately half of the year-over-year improvement is the result of favorable comps against third quarter last year when global supply chain disruptions and product cost inflation adversely affected our gross margin. The balance came from continuation of the strong pricing trends that emerged last quarter and greater efficiency in outbound shipping costs, which resulted from bigger basket sizes and the favorable progress we have made in our supply chain and logistics initiatives.

Chewy, Inc. | Q3 Fiscal 2022 Letter to Shareholders 6 Third quarter net income was $2.3 million, a year-over-year increase of $34.6 million and net margin expanded 160 basis points to 0.1 percent. Third quarter adjusted EBITDA was $70.4 million and adjusted EBITDA margin was 2.8 percent, an increase of $64.4 million and 250 basis points, respectively. Adjusted EBITDA growth is the result of topline growth, expanding gross margin, and disciplined cost management that led to the scaling of our SG&A expenses. These results showcase our ability to get big fast and get fit fast as we simultaneously drive topline growth and expand margins. Active Customer Growth We ended the third quarter with 20.5 million active customers. Gross customer additions accelerated 6 percent sequentially and are up 9 percent compared to Q3 2019. Consistent with recent quarters, customer retention rates remain stable as we continue to work through the initial attrition phases of our pandemic-era cohorts. INNOVATIONS ACROSS CHEWY DRIVING TOP AND BOTTOM LINE Chewy Health: Expanding The CarePlus Product Suite of Insurance and Wellness Plans We recently announced the expansion of CarePlus — our exclusive suite of insurance and wellness offerings — with plans provided by Lemonade. Combining products from Lemonade and Trupanion under the CarePlus banner enables us to diversify our product offerings across the full spectrum of price points and coverage options in order to meet the needs of a wider range of pet parents. We are targeting a nationwide launch of our Lemonade offerings beginning in Spring 2023. We remain bullish on the pet insurance space our ability to drive customer acquisition and deepen customer engagement. Vibeful - Our First Private Brand in Pet Wellness We also recently launched Vibeful, our first private brand in the pet wellness category. Vibeful is a line of supplements, featuring products from multivitamins to hip and joint supplements. The non-prescription pet health and wellness category has an estimated 2022 TAM of over $2.4 billion and given the increased consumer focus on wellness and the ongoing trend toward pet humanization, we believe this launch gives us another opportunity to strengthen our connection with customers and drive top- and bottom- line results. Sponsored Ads In early November, we launched the beta version of our sponsored ads program, several months ahead of schedule. Sponsored ads are dedicated product placements on Chewy.com that promote specific products from select vendors. With these ads, our suppliers can seamlessly advertise to our 20-plus million active customers. We believe sponsored ads will enable us to scale contextual advertisements, which in turn should deliver highly relevant products to customers and high-margin revenue to our business. The full launch is on track for 2023.

Chewy, Inc. | Q3 Fiscal 2022 Letter to Shareholders 7 SUPPLY CHAIN TRANSFORMATION CONTINUES We continue to make excellent progress in transforming our supply chain and logistics operations and developing world-class capabilities across our organization. More importantly, these efforts produced meaningful operational and financial benefits throughout the company. First, our automated fulfillment center network is handling an increasingly larger portion of our outbound shipping volume at progressively lower variable costs per order. In the third quarter, we shipped nearly 30 percent of our volume through our automated fulfillment center network, up from 10 percent in the third quarter of last year. Second, our inventory rebalancing efforts through enhanced software and planning capabilities have helped improve in-stock levels across our network, which has lowered costs by reducing average shipping distances by 25 percent compared to last year and enhanced customer experience by reducing click-to- deliver times and improving order accuracy. These efforts have been complimented by our middle-mile initiative, which also cuts average shipping distance and reduces costs. Finally, our two new import-routing facilities are on pace to handle 90 percent of our import volume by the end of 2022, which further enhances our ability to optimize inventory distribution across our fulfillment center network and reduce inbound freight costs. Collectively, these supply chain and logistics efforts have allowed us to mitigate freight costs, begin leveraging our SG&A expenses a quarter ahead of schedule, and improve customer experience on multiple fronts.

Q3 Fiscal 2022 Financial Highlights

Resilient consumer demand across non-discretionary product categories and ongoing share of wallet gains drove a 14.5 percent year-over-year increase in net sales and record NSPAC and Autoship participation, while focused execution and tight cost control delivered improved profitability, including a new all-time high gross margin.

Net Sales

Net sales were $2.53 billion, a year-over-year increase of 14.5 percent. Key revenue drivers in the quarter were a 13.8 percent increase in NSPAC, to $477, and a 0.6 percent increase in active customers. Non-discretionary categories like consumables and healthcare were the primary drivers of growth this quarter, representing over 83 percent of total net sales.



($Millions)
$2,212
$2,388
$2,428
$2,431
$2,532
Q3'21
Q4'21
Q1'22
Q2'22
Q3'22

Autoship Customer Sales

Autoship customer sales were $1.86 billion, a year-over-year increase of 18.8 percent, reaching 73.3 percent of total net sales. We define Autoship customers as customers that had an order shipped through our Autoship subscription program during the preceding 364-day period. Autoship provides pet parents with convenient and flexible automatic reordering and delivery that makes meeting their recurring needs even easier.



($Millions)
$1,562
$1,689
$1,754
$1,777
$1,856
Q3'21
Q4'21
Q1'22
Q2'22
Q3'22

Gross Margin

Gross margin expanded 200 basis points year over year to 28.4 percent. Approximately 100 basis points of our gross margin expansion is the result of favorable comparisons against third quarter last year when global supply chain disruptions and product cost inflation adversely affected us. The balance came from continuation of the strong pricing trends that emerged in second quarter 2022 and greater efficiency in outbound shipping costs.



23.6%
25.5%
26.7%
26.4%
28.4%
FY'19
FY'20
FY'21
Q3'21
Q3'22

NOTE: Gross Margin is defined as Gross Profit divided by Net Sales.

Chewy, Inc. | Q3 Fiscal 2022 Letter to Shareholders 8

Chewy, Inc. | Q3 Fiscal 2022 Letter to Shareholders 9 Net income was $2.3 million compared to a net loss of $32.2 million last year, reflecting our strong net sales growth, gross margin expansion, and operating expense leverage. Net income included share-based compensation and related tax expense of $46.1 million compared to $19.1 million last year. Net margin was 0.1 percent, a 160 basis point improvement over last year. Excluding share-based compensation and related tax expense, net margin was 1.9 percent, a 250 basis point improvement over last year. Net Income (Loss) Adjusted EBITDA was $70.4 million, an increase of $64.4 million compared to last year. Adjusted EBITDA margin expanded 250 basis points to 2.8 percent. The primary drivers of our adjusted EBITDA performance were improved gross margin and our ability to leverage SG&A expenses ahead of our initial expectations. We believe our third quarter adjusted EBITDA performance clearly demonstrates the operating leverage that we are unlocking as we realize the benefits of higher gross margin and accelerated scaling of SG&A expenses. Adjusted EBITDA(1) Net cash provided by operating activities was $117.4 million, compared to $74.3 million in the third quarter of 2021. Third quarter cash provided by operating activities reflects our strong adjusted EBITDA performance offset by quarter-to-quarter fluctuations in working capital. Net Cash Provided by Operating Activities ($Millions) ($Millions) ($Millions) (1) Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Chewy, Inc. | Q3 Fiscal 2022 Letter to Shareholders 10 Third-quarter free cash flow was $69.8 million compared to $2.3 million last year. Third-quarter free cash flow included $117.4 million of cash provided by operating activities and $47.6 million of cash used by capital investments. Capital investments were primarily comprised of investments in our automated fulfillment center in Reno and ongoing technology projects. We will host a conference call and earnings webcast at 5:00 pm Eastern time today to discuss these results. Investors and participants can access the call by dialing (844) 200-6205 in the U.S., or +1 (929) 526-1599 internationally, using the conference code 954550. A live webcast will also be available on Chewy’s investor relations website at investor.chewy.com. Thank you for taking the time to review our letter, and we look forward to your questions on our call this afternoon. Sincerely, Sumit Singh, CEO Free Cash Flow(1) Media Contact: Diane Pelkey dpelkey@chewy.com Investor Contact: Robert A. LaFleur ir@chewy.com Closing ($Millions) Mario Marte, CFO (1) Free cash flow is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures

Chewy, Inc. | Q3 Fiscal 2022 Letter to Shareholders 11 Condensed Consolidated Balance Sheets Chewy, Inc. (in thousands, except share and per share data) As of October 30, January 30, 2022 2022 Assets (Unaudited) Current assets: Cash and cash equivalents $ 378,227 $ 603,079 Marketable securities 296,784 — Accounts receivable 126,963 123,510 Inventories 679,149 560,430 Prepaid expenses and other current assets 39,433 36,513 Total current assets 1,520,556 1,323,532 Property and equipment, net 467,055 367,166 Operating lease right-of-use assets 437,926 372,693 Other non-current assets 65,626 22,890 Total assets $ 2,491,163 $ 2,086,281 Liabilities and stockholders’ equity Current liabilities: Trade accounts payable $ 991,951 $ 883,316 Accrued expenses and other current liabilities 790,092 761,563 Total current liabilities 1,782,043 1,644,879 Operating lease liabilities 485,774 410,168 Other long-term liabilities 59,391 16,498 Total liabilities 2,327,208 2,071,545 Stockholders’ equity: Preferred stock, $0.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding as of October 30, 2022 and January 30, 2022 — — Class A common stock, $0.01 par value per share, 1,500,000,000 shares authorized, 111,906,751 and 108,918,032 shares issued and outstanding as of October 30, 2022 and January 30, 2022, respectively 1,119 1,089 Class B common stock, $0.01 par value per share, 395,000,000 shares authorized, 311,188,356 shares issued and outstanding as of October 30, 2022 and January 30, 2022 3,112 3,112 Additional paid-in capital 2,127,371 2,021,310 Accumulated deficit (1,967,647) (2,010,775) Total stockholders’ equity 163,955 14,736 Total liabilities and stockholders’ equity $ 2,491,163 $ 2,086,281

Chewy, Inc. | Q3 Fiscal 2022 Letter to Shareholders 12 Condensed Consolidated Statements of Operations Chewy, Inc. (in thousands, except per share data. Unaudited) 13 Weeks Ended 39 Weeks Ended October 30, 2022 October 31, 2021 October 30, 2022 October 31, 2021 Net sales $ 2,532,122 $ 2,212,161 $ 7,391,460 $ 6,502,375 Cost of goods sold 1,811,945 1,627,320 5,320,666 4,734,304 Gross profit 720,177 584,841 2,070,794 1,768,071 Operating expenses: Selling, general and administrative 543,532 466,434 1,564,798 1,310,326 Advertising and marketing 177,079 150,335 465,959 466,738 Total operating expenses 720,611 616,769 2,030,757 1,777,064 Income (loss) from operations (434) (31,928) 40,037 (8,993) Interest income (expense), net 2,745 (313) 3,091 (1,215) Other income (expense), net — — — — Income (loss) before income tax provision 2,311 (32,241) 43,128 (10,208) Income tax provision — — — — Net income (loss) $ 2,311 $ (32,241) $ 43,128 $ (10,208) Earnings (loss) per share attributable to common Class A and Class B stockholders: Basic $ 0.01 $ (0.08) $ 0.10 $ (0.02) Diluted $ 0.01 $ (0.08) $ 0.10 $ (0.02) Weighted-average common shares used in computing earnings per share: Basic 422,898 417,847 421,665 416,587 Diluted 428,125 417,847 427,223 416,587

Chewy, Inc. | Q3 Fiscal 2022 Letter to Shareholders 13 Condensed Consolidated Statements of Cash Flows Chewy, Inc. (in thousands, Unaudited) 39 Weeks Ended October 30, 2022 October 31, 2021 Cash flows from operating activities Net income (loss) $ 43,128 $ (10,208) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation and amortization 60,696 38,141 Share-based compensation expense 109,701 63,688 Non-cash lease expense 29,286 24,467 Other 840 434 Net change in operating assets and liabilities: Accounts receivable (3,453) (28,014) Inventories (118,719) (93,290) Prepaid expenses and other current assets (6,237) (42,462) Other non-current assets (44,220) (3,635) Trade accounts payable 108,635 237,319 Accrued expenses and other current liabilities 42,306 88,010 Operating lease liabilities (15,790) (14,792) Other long-term liabilities 42,847 (1,952) Net cash provided by operating activities 249,020 257,706 Cash flows from investing activities Capital expenditures (171,841) (135,714) Purchases of marketable securities (296,624) — Other (1,400) — Net cash used in investing activities (469,865) (135,714) Cash flows from financing activities Payments for tax withholdings related to vesting of share-based compensation awards (2,475) — (Payments for) proceeds from tax sharing agreement with related parties (1,040) 43,714 Payment of debt issuance costs — (1,440) Principal repayments of finance lease obligations (492) (692) Net cash (used in) provided by financing activities (4,007) 41,582 Net (decrease) increase in cash and cash equivalents (224,852) 163,574 Cash and cash equivalents, as of beginning of period 603,079 563,345 Cash and cash equivalents, as of end of period $ 378,227 $ 726,919

Chewy, Inc. | Q3 Fiscal 2022 Letter to Shareholders 14 Non-GAAP Financial Measures Adjusted EBITDA and Adjusted EBITDA Margin To provide investors with additional information regarding our financial results, we disclose adjusted EBITDA, a non-GAAP financial measure that we calculate as net income (loss) excluding depreciation and amortization; share-based compensation expense and related taxes; income tax provision; interest income (expense), net; transaction related costs; and litigation matters and other items that we do not consider representative of our underlying operations. We have provided a reconciliation below of adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure. We include adjusted EBITDA and adjusted EBITDA margin because each is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA and adjusted EBITDA margin facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable charges. Accordingly, we believe that adjusted EBITDA and adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. We believe it is useful to exclude non-cash charges, such as depreciation and amortization, and share-based compensation expense from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision; interest income (expense), net; transaction related costs; and litigation matters and other items which are not components of our core business operations. Adjusted EBITDA has limitations as a financial measure, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures; • adjusted EBITDA does not reflect share-based compensation and related taxes. Share-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy; • adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital; • adjusted EBITDA does not reflect transaction related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction and include litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems; and • other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial performance measures, including various cash flow metrics, net income (loss), net margin, and our other GAAP results.

The following table presents a reconciliation of net income (loss) to adjusted EBITDA, as well as the calculation of net margin and adjusted EBITDA margin, for each of the periods indicated.

($ in thousands, except percentages)	13 Weeks Ended		39 Weeks Ended	
Reconciliation of Net Income (Loss) to Adjusted EBITDA	**October 30, 2022**	**October 31, 2021**	**October 30, 2022**	**October 31, 2021**
Net income (loss)	$ 2,311	$ (32,241)	$ 43,128	$ (10,208)
Add:				
Depreciation and amortization	23,018	14,024	60,696	38,141
Share-based compensation expense and related taxes	46,090	19,116	113,023	69,477
Interest (income) expense, net	(2,745)	313	(3,091)	1,215
Transaction related costs	706	1,150	2,101	2,121
Other	1,019	3,684	(1,887)	5,926
Adjusted EBITDA	$ 70,399	$ 6,046	$ 213,970	$ 106,672
Net sales	$ 2,532,122	$ 2,212,161	$ 7,391,460	$ 6,502,375
Net margin	*0.1 %*	*(1.5)%*	*0.6 %*	*(0.2)%*
Adjusted EBITDA margin	*2.8 %*	*0.3 %*	*2.9 %*	*1.6 %*

We define net margin as net income (loss) divided by net sales and adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Free Cash Flow

To provide investors with additional information regarding our financial results, we also disclose free cash flow, a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less capital expenditures (which consist of purchases of property and equipment, capitalization of labor related to our website, mobile applications, and software development, and leasehold improvements). We have provided a reconciliation below of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.

We include free cash flow because it is used by our management and board of directors as an important indicator of our liquidity as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free cash flow has limitations as a financial measure, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. There are limitations to using non-GAAP financial measures, including that other companies, including companies in our industry, may calculate free cash flow differently. Because of these limitations, you should consider free cash flow alongside other financial performance measures, including net cash provided by (used in) operating activities, capital expenditures and our other GAAP results.

The following table presents a reconciliation of net cash provided by operating activities to free cash flow for each of the periods indicated.

($ in thousands)	13 Weeks Ended		39 Weeks Ended	
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow	**October 30, 2022**	**October 31, 2021**	**October 30, 2022**	**October 31, 2021**
Net cash provided by operating activities	$ 117,415	$ 74,255	$ 249,020	$ 257,706
Deduct:				
Capital expenditures	(47,629)	(72,000)	(171,841)	(135,714)
Free Cash Flow	$ 69,786	$ 2,255	$ 77,179	$ 121,992

Chewy, Inc. | Q3 Fiscal 2022 Letter to Shareholders

15

Chewy, Inc. | Q3 Fiscal 2022 Letter to Shareholders 16 Fiscal Fourth Quarter 2022 Guidance Market, Ranking and Other Industry Data In this communication we refer to information regarding market data obtained from internal sources, market research, publicly available information, and industry publications. Estimates are inherently uncertain, involve risks and uncertainties, and are subject to change based on various factors, including those discussed in the sections titled “Forward-Looking Statements” and “Risk Factors” included in our periodic filings with the SEC. We believe that these sources and estimates are reliable as of the date of this communication but have not independently verified them and cannot guarantee their accuracy or completeness. We have not reconciled our adjusted EBITDA outlook to GAAP net income (loss) because we do not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other income, net, and provision for (benefit from) income taxes, which are reconciling items between adjusted EBITDA and GAAP net income (loss). Because such items cannot be reasonably predicted, we are unable to provide a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure. However, such items could have a significant impact on GAAP net income (loss). Fiscal Year 2022 Guidance Adjusted EBITDA Margin (1) (1) Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures. It remains important to note that conditions surrounding COVID-19 remain unpredictable and risks still remain. For discussion on these risks, see the sections titled “Forward-Looking Statements” and “Risk Factors” included in our periodic filings with the Securities and Exchange Commission (“SEC”). 2.3% to 2.4% Net Sales $2.63 billion - $2.65 billion 10% to 11% year-over-year growth Net Sales $10.02 billion - $10.04 billion 13% year-over-year growth Guidance As consumers navigate a challenging economic backdrop, spending in the pet category remains resilient. Our current outlook for the balance of 2022 assumes these trends continue and that we don’t see any material change in current economic circumstances, consumer behavior, or key inputs like fuel prices. We are raising our full year adjusted EBITDA target, which reflects our expectations of continued gross margin momentum and additional SG&A leverage. Our fourth-quarter 2022 guidance and adjusted full-year 2022 guidance are as follows: Free cash flow may be affected in the near to medium term by the timing of capital investments (such as the launch of new fulfillment centers, customer service centers, and corporate offices and purchases of IT and other equipment), fluctuations in our growth and the effect of such fluctuations on working capital, and changes in our cash conversion cycle due to increases or decreases of vendor payment terms as well as inventory turnover.

Chewy, Inc. | Q3 Fiscal 2022 Letter to Shareholders 17 Forward-Looking Statements This communication contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this communication, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning our ability to successfully manage risks related to coronavirus (“COVID-19”), including any adverse impacts on our supply chain, workforce, facilities, customer services, and operations; sustain our recent growth rates and manage our growth effectively; acquire and retain new customers in a cost-effective manner and increase our net sales per active customer; accurately predict economic conditions and their impact on consumer spending patterns, particularly in the pet products market, and accurately forecast net sales and appropriately plan our expenses in the future; introduce new products or services, improve existing products and services, and expand into new offerings; successfully compete in the pet products and services retail industry, especially in the e-commerce sector; strengthen our current supplier relationships, retain key suppliers, and source additional suppliers; negotiate acceptable pricing and other terms with third-party service providers, suppliers and outsourcing partners and maintain our relationships with such parties; mitigate changes in, or disruptions to, our shipping arrangements and operations; optimize, operate and manage the expansion of the capacity of our fulfillment centers, including risks from the spread of COVID-19 relating to our plans to expand capacity and develop new facilities; provide our customers with a cost- effective platform that is able to respond and adapt to rapid changes in technology; maintain and scale our technology, including the reliability of our website, mobile applications, and network infrastructure; maintain adequate cybersecurity with respect to our systems and ensure that our third-party service providers do the same with respect to their systems; successfully manufacture and sell our own private brand products; maintain consumer confidence in the safety and quality of our vendor-supplied and private brand food products and hardgood products; preserve, grow, and leverage the value of our reputation and our brand; comply with existing or future laws and regulations in a cost-efficient manner; attract, develop, motivate and retain well-qualified employees; and adequately protect our intellectual property rights and successfully defend ourselves against any intellectual property infringement claims or other allegations or claims that we may be subject to. You should not rely on forward-looking statements as predictions of future events, and you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of factors. We have based the forward-looking statements contained in this communication primarily on our current assumptions, expectations, and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in our filings with the SEC and elsewhere in this communication. Moreover, we operate in a very competitive and rapidly- changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this communication. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this communication. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements made in this communication related only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.